UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2020

Digerati Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

825 W. Bitters, Suite 104, San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 614-7240

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Nexogy Merger

On November 17, 2020, T3 Nevada’s wholly owned subsidiary, Nexogy Acquisition, Inc., merged with and into Nexogy, Inc. (“Nexogy”) resulting in Nexogy becoming a wholly owned subsidiary of T3 Nevada (the “Merger”). Nexogy is a leading provider in South Florida of Unified Communications as a Service and managed services, offering a portfolio of cloud-based solutions to the high-growth SMB market. In February 2020, after meeting the required public notice period pursuant to section 214 of the Communications Act of 1934, the Company secured FCC approval for the acquisition of Nexogy. The Merger was conducted pursuant to the Agreement and Plan of Merger by and among T3 Nevada, Nexogy Acquisition, Inc., Nexogy, and Juan Carlos Canto as Shareholder Representative (the “Merger Agreement”), originally signed on September 20, 2019. The Merger Agreement was amended multiple times to extend the Outside Date for completing the merger pursuant to which T3 Nevada paid extension fees credited against the purchase price for Nexogy.

The purchase price for Nexogy was $9 million in cash, plus an additional $452,000 in initial excess Net Working Capital, with $900,000 of the $9 million being placed in an indemnity escrow account and $50,000 of the $9 million being placed in a working capital escrow account. In addition, at the closing of the Merger, T3 Nevada paid a number of Nexogy’s liabilities which were included in the $9 million purchase price.

The foregoing summary of the Merger Agreement contains only a brief description of the material terms of the Merger Agreement and such description is qualified in its entirety by reference to the full text of the Merger Agreement, filed herewith as Exhibit 2.1.

ActivePBX Asset Purchase

On November 17, 2020, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Florida corporation (“T3 Florida”), executed and closed on an Asset Purchase Agreement (the “Purchase Agreement”) with ActiveServe, Inc., a Florida corporation (“Seller”). Pursuant to the Purchase Agreement, T3 Florida acquired the customer base, certain equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s telecommunications business known as ActivePBX (collectively, the “Purchased Assets”).

The aggregate purchase price for the Purchased Assets was $2,555,000 in cash, subject to adjustment as provided therein (the “Purchase Price”). $1,190,000 of the Purchase Price was payable at closing, with $50,000 of such amount being  withheld by T3 Florida for a period of 12 months to cover part of  potential future  indemnification obligations of Seller to T3 Florida  due to Seller’s breaches, if any, of any representations and warranties made to T3 Florida by  Seller under the Purchase Agreement, and  $40,000 of such amount being credited to T3 Florida against a payment in that amount made by T3 Florida to Seller pursuant to the Second Amendment to Letter of Intent between Seller and T3 Florida dated as of October 15, 2020.

Part of the Purchase Price is payable in 8 equal quarterly payments of $136,250, subject to T3 Florida achieving quarterly post-purchase recurring revenues under monthly contracts or subscriptions from the acquired customer base, excluding charges for taxes, regulatory fees, additional set-up fees, equipment purchases or lease, and consulting fees. To the extent that a quarterly revenue threshold is not reached, the amount of the corresponding quarterly payment shall be reduced on a proportional basis. T3 Florida’s $1,190,000 payment obligation is represented by a promissory note of T3 Florida in the form included as an exhibit to the Purchase Agreement. The note, in turn, is subject to the Subordination Agreement, included as an Exhibit to the Purchase Agreement, among Seller, the Company’s parent, T3 Nevada, and Post Road Administrative, LLC, in its capacity as administrative agent for the Post Road lenders. $275,000 of the Purchase Price (the “Customer Renewal Value”) represents an incentive earn-out to be paid with respect to Seller’s  customer  accounts which are  transferred to T3 Florida at closing , that are renewed, expanded and/or revised with T3 Florida for a minimum term of twelve  months with an auto-renewal for 12 months.

In connection with the Purchase Agreement, we entered into Consulting Agreements and a Non-Compete Agreement with each of Alex Gonzalez and Jose Gonzalez, the Chief Executive Officer and Chief Technology Officer of Seller.

The foregoing summary of the Purchase Agreement contains only a brief description of the material terms of the Purchase Agreement and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, filed herewith as Exhibit 10.1.

Credit Agreement and Notes

On November 17, 2020, T3 Communications, Inc., a Nevada corporation (“T3 Nevada”), a majority owned subsidiary of Digerati Technologies, Inc. (the “Company”) and the Company’s other subsidiaries entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Pursuant to the Credit Agreement, Post Road will provide T3 Nevada with a secured loan of up to $20,000,000 (the “Loan”), with initial loans of $10,500,000 pursuant to the issuance of a Term Loan A Note (the “Term Loan A Note”) and $3,500,000 pursuant to the issuance of a Term Loan B Note (the “Term Loan B Note”), each funded on November 17, 2020, and additional loans in increments of $1,000,000 as requested by T3 Nevada before the 18 month anniversary of the initial funding date to be lent pursuant to the issuance of a Delayed Draw Term Note (the “Delayed Draw Term Note”).

The Term Loan A and Delayed Draw Term Notes have maturity dates of November 17, 2024 and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan A is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three.

Term Loan B has a maturity date of December 31, 2021 and an interest rate of LIBOR (with a minimum rate of 1.5%) plus twelve percent (12%). Term Loan B is non-amortized (interest only payments) through the maturity date and contains an option for the Company to pay interest in kind (PIK) for up to five percent (5%) of the interest rate in year one, four percent (4%) in year two and three percent (3%) in year three.

Permitted use of proceeds for the initial $14,000,000 of the Loan included approximately $9.452 million for the purchase price for the merger of Nexogy with and into an indirect wholly owned subsidiary of the Company described above, $1.190 million for the purchase price and transaction fees of certain assets of ActiveServe, Inc. described above, $1.480 million for the payment in full of outstanding debts owed to three creditors, including the secured creditor Thermo Communication, Inc., $484,000 for general working capital purposes and to pay approximately $894,000 in transaction fees related to the Loan. Proceeds from additional portions of the Loan, if any, are to be used for permitted acquisitions and to fund growth capital expenditures.

The Credit Agreement contains customary representations, warranties and indemnification provisions. The Credit Agreement also contains affirmative and negative covenants with respect to operation of the business and properties of the loan parties as well as financial performance.

T3 Nevada’s obligations under the Credit Agreement are secured by a first-priority security interest in all of the assets of T3 Nevada, and guaranteed by the other subsidiaries of the Company pursuant to the Guaranty and Collateral Agreement, dated November 17, 2020, by and among T3 Nevada, the Company’s other subsidiaries, and Post Road Administrative LLC (the “Guaranty and Collateral Agreement”). In addition, T3 Nevada’s obligations under the Credit Agreement are, pursuant to a Pledge Agreement (the “Pledge Agreement”), secured by a pledge of a first priority security interest in T3 Nevada’s 100% equity ownership of each of T3 Nevada’s operating companies.

The foregoing summary of the Credit Agreement, Guaranty and Collateral Agreement, Pledge Agreement, Term Loan A Note, Term Loan B Note, and the Delayed Draw Term Note contains only a brief description of the material terms of such documents and such descriptions are qualified in their entirety by reference to the full text of the Credit Agreement, Guaranty and Collateral Agreement, Pledge Agreement, Term Loan A Note, Term Loan B Note, and the Delayed Draw Term Note, filed herewith as, respectively, Exhibits 10.2, 10.3, 10.4, 4.1, 4.2, and 4.3.

Warrant

In connection with the Credit Agreement, on November 17, 2020, the Company issued a Warrant to Post Road Special Opportunity Fund II LP (the “Warrant”) to purchase, initially, twenty-five percent (25%) of the Company’s total shares (the “Warrant”), calculated on a fully-diluted basis as of the date of issuance (the “Warrant Shares”) and subject to a reduction to fifteen percent (15%) as described below.

The number of Warrant Shares is adjustable to allow the holder to maintain, subject to certain share issuances that are exceptions, the right to purchase twenty-five percent (25%) of the Company’s total shares, calculated on a fully-diluted basis. The Warrant has an exercise price of $0.01 per share and the Warrant expires on November 17, 2030. Seventy-five percent (75%) of the Warrant Shares are immediately fully vested and not subject to forfeiture at any time for any reason. The remaining twenty-five percent (25%) of the Warrant Shares are subject to forfeiture based on the Company achieving certain performance targets which, if achieved, would result in twenty percent (20%) warrant coverage. If the minority shareholders of T3 Nevada convert their T3 Nevada shares into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) , the Warrant Shares percentage shall also be lowered such that when combined with the achievement of the performance targets, the warrant coverage could be reduced to fifteen percent (15%).

In connection with the issuance of the Warrant, the three executives of the Company, Art Smith, Antonio Estrada, and Craig Clement entered into a Tag-Along Agreement (the “Tag-Along Agreement”) whereby they agreed that the holder of the Warrant or Warrant Share will have the right to participate or “tag-along” in any agreements to sell any shares of their Common Stock that such executives enter into. The Company also agreed, in connection with the issuance of the Warrant and pursuant to a Board Observer Agreement (the “Board Observer Agreement”), to grant Post Road the right to appoint a representative to each of the boards of directors of the Company and each of its subsidiaries, to attend all board meeting in a non-voting observer capacity.

The foregoing summary of the Warrant, the Tag-Along Agreement, and the Board Observer Agreement contains only a brief description of the material terms of such documents and such descriptions are qualified in their entirety by reference to the full text of the Warrant, the Tag-Along Agreement, and the Board Observer Agreement, filed herewith as, respectively, Exhibits 4.4, 10.5, and 10.6.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information regarding the Merger set forth in Item 1.01 is incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Warrant set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Warrant and the shares issuable pursuant to the exercise of the Warrant were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, Post Road had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since Post Road agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 8.01. Other Events.

On November 18, 2020, the Company issued a press release announcing the Merger with Nexogy and the purchase of the ActivePBX assets. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

The Company will file financial statements as required under Regulation S-X for Nexogy by amendment to this current report.

(b) Pro Forma Financial Information.

The Company will file pro-forma financial information as required under Regulation S-X for Nexogy by amendment to this current report.

(d) Exhibits.

Exhibit No.	Description

2.1#*	Agreement and Plan of Merger by and among T3 Communications, Inc., Nexogy Acquisition, Inc., Nexogy, Inc. and Juan Carlos Canto as Shareholder Representative, dated September 20, 2019, as amended
4.1	Term Loan A Note for $10,500,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated November 17, 2020
4.2	Term Loan B Note for $3,500,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated November 17, 2020
4.3	Delayed Draw Term Note for Up to $6,000,000 issued by T3 Communications, Inc. to Post Road Special Opportunity Fund II LP, dated November 17, 2020
4.4#	Warrant to Purchase Shares of Common Stock Issued to Post Road Special Opportunity Fund II LP, dated November 17, 2020
10.1#	Asset Purchase Agreement by and between T3 Communications, Inc. (Florida) and ActiveServe, Inc, dated November 17, 2020
10.2#*	Credit Agreement by and among T3 Communications, Inc., the Subsidiaries of T3 Communications, Post Road Administrative LLC, and Post Road Special Opportunity Fund II LP, dated November 17, 2020
10.3#	Guaranty and Collateral Agreement by and among T3 Communications, Inc., the Subsidiaries of T3 Communications, And Post Road Administrative LLC, dated November 17, 2020
10.4#	Pledge Agreement made by T3 Communications, Inc. in favor of Post Road Administrative LLC, dated November 17, 2020
10.5#	Tag-Along Agreement by and among the Company’s Executives and Post Road, dated November 17, 2020
10.6	Board Observer Agreement by and between the Company and Post Road, dated November 17, 2020
99.1	Press Release dated November 18, 2020

#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) would likely be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 23, 2020	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer